FOR IMMEDIATE RELEASE	Company Contact
Investors: Jim Zeumer
(404) 978-6434
Email: jim.zeumer@pultegroup.com

PULTEGROUP REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

•	Reported Net Income of $0.32 Per Share Reflects Land and Warranty Charges, Partially Offset by an Insurance Reserve Reversal and Lower Tax Rate

•	Adjusted Net Income of $0.47 Per Share Increased 27% Over Prior Year Q2 Adjusted Net Income of $0.37 Per Share

•	Net New Orders Increased 12% to 6,395 Homes; Value of Net New Orders Increased 23% to $2.6 Billion

•	Home Sale Revenues Increased 12% to $2.0 Billion

•	Backlog Increased 10% to 10,674 Homes; Backlog Value Increased 19% to $4.5 Billion

•	Company Repurchased 12.8 Million Shares of Stock During the Quarter for $300 Million

ATLANTA - July 25, 2017 - PulteGroup, Inc. (NYSE: PHM) announced today financial results for its second quarter ended June 30, 2017. For the quarter, the Company’s reported net income was $101 million, or $0.32 per share. Adjusted net income for the period was $148 million, or $0.47 per share. Adjustments to the Company’s reported results include a pretax charge of $121 million associated with the Company’s previously announced decision to dispose of select non-core and underutilized land assets, a net pretax benefit of $8 million relating to warranty and construction defect reserve adjustments, and $24 million of net tax benefits recorded during the period.
Reported net income for the prior year second quarter was $118 million, or $0.34 per share. Adjusted net income for the prior year quarter was $127 million, or $0.37 per share, after excluding the impact of land and corporate office relocation charges in the period.
“U.S. housing demand continues to benefit from positive market dynamics including an improving economy and job market, high consumer confidence, low interest rates and a generally limited supply of homes across the country,” said Ryan Marshall, President and Chief Executive Officer of PulteGroup. “Given these strong market supports, we believe housing demand can continue to move higher over the coming quarters.”
“Within this market environment, PulteGroup is successfully executing against its business strategies as we focus on intelligently growing our business while delivering high returns,” added Mr. Marshall. “Consistent with this focus, our second quarter results show orders up 12%, backlog value up 19% and adjusted earnings per share up 27%, while ROE improved 140 basis points to 12.8%.”

Second Quarter Results
Home sale revenues for the second quarter increased 12% over the prior year to $2.0 billion. Higher revenues for the period were driven by a 6% increase in deliveries to 5,044 homes, combined with a 6% increase in average sales price to $390,000.
Reported gross margin for the second quarter was 21.1%, including the impact of land-related and warranty charges taken in the period. Exclusive of these charges, the Company’s adjusted gross margin for the quarter was 23.4%. Reported SG&A expense for the second quarter was $216 million, or 11.0% of home sale revenues, which includes a $20 million benefit relating to an insurance reserve adjustment taken in the period. Adjusted SG&A expense for the quarter was $236 million, or 12.0% of home sale revenues. Reported SG&A expense for the prior year was $256 million, or 14.6% of home sale revenues.
Net new orders for the second quarter increased 12% over the prior year to 6,395 homes. The dollar value of net new orders gained 23% to $2.6 billion. For the quarter, the Company operated out of 803 communities.
PulteGroup’s unit backlog increased 10% over the prior year to 10,674 homes. The value of homes in backlog increased 19% to $4.5 billion. The average sales price of homes in backlog is $418,000, which is up 8% over the average sales price in backlog in the second quarter of last year and up 7% from the average sales price of homes delivered in the second quarter of 2017.
Pretax income for the Company's financial services operations increased 11% for the quarter to $19 million, as the operations benefitted from higher homebuilder closing volumes and an increase in the average loan size. Mortgage capture rate for the quarter was 79%, compared with 81% in the prior year.
For the quarter, the Company reported $22 million of income tax expense, representing an effective tax rate of 17.8%. The Company’s tax rate for the quarter included the net benefit of $24 million resulting from the favorable resolution of certain tax matters. Excluding this benefit, the Company’s effective tax rate would have been approximately 37%.
During the quarter, PulteGroup repurchased 12.8 million common shares for $300 million, or an average price of $23.42 per share.
A conference call discussing PulteGroup's second quarter 2017 results is scheduled for Tuesday, July 25, 2017, at 8:30 a.m. Eastern Time. Interested investors can access the live webcast via PulteGroup's corporate website at www.pultegroupinc.com.
Forward-Looking Statements

This press release includes "forward-looking statements." These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “may,” “can,” “could,” “might,” "should", “will” and similar expressions identify forward-looking statements, including statements related to the impairment charge with respect to certain land parcels and the impacts or effects thereof, expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: interest rate changes and the availability of mortgage financing; competition within the industries in which we operate; the availability and cost of land and other raw materials used by us in our homebuilding operations; the impact of any changes to our strategy in responding to the cyclical nature of the industry, including any changes regarding our land positions and the levels of our land spend; the availability and cost of insurance covering risks associated with our businesses; shortages and the cost of labor; weather related slowdowns; slow growth initiatives and/or local building moratoria; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans; the interpretation of or changes to tax, labor and environmental laws; economic changes nationally or in our local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; legal or regulatory proceedings or claims; our ability to generate sufficient cash flow in order to successfully implement our capital allocation priorities; required accounting changes; terrorist acts and other acts of war; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. See PulteGroup's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other public filings with the Securities and Exchange Commission (the “SEC”) for a further discussion of these and other risks and uncertainties applicable to our businesses. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations.

About PulteGroup

PulteGroup, Inc. (NYSE: PHM), based in Atlanta, Georgia, is one of America's largest homebuilding companies with operations in approximately 50 markets throughout the country. Through its brand portfolio that includes Centex, Pulte Homes, Del Webb, DiVosta Homes and John Wieland Homes and Neighborhoods, the Company is one of the industry's most versatile homebuilders able to meet the needs of multiple buyer groups and respond to changing consumer demand. PulteGroup conducts extensive research to provide homebuyers with innovative solutions and consumer inspired homes and communities to make lives better.

For more information about PulteGroup, Inc. and PulteGroup brands, go to www.pultegroupinc.com;
www.pulte.com; www.centex.com; www.delwebb.com; www.divosta.com and www.jwhomes.com.

# # #

PulteGroup, Inc. Consolidated Results of Operations ($000's omitted, except per share data) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues:
Homebuilding
Home sale revenues	$1,965,641	$1,751,882	$3,551,063	$3,146,125
Land sale revenues	7,930	4,950	9,570	7,437
	1,973,571	1,756,832	3,560,633	3,153,562
Financial Services	47,275	43,082	89,042	78,930
Total revenues	2,020,846	1,799,914	3,649,675	3,232,492

Homebuilding Cost of Revenues:
Home sale cost of revenues	(1,549,937)	(1,310,569)	(2,767,615)	(2,348,597)
Land sale cost of revenues	(87,599)	(4,403)	(90,827)	(6,430)
	(1,637,536)	(1,314,972)	(2,858,442)	(2,355,027)

Financial Services expenses	(28,478)	(26,180)	(56,846)	(52,298)
Selling, general, and administrative expenses	(216,211)	(256,273)	(452,479)	(498,589)
Other expense, net	(16,074)	(12,909)	(20,095)	(18,785)
Income before income taxes	122,547	189,580	261,813	307,793
Income tax expense	(21,798)	(71,820)	(69,545)	(106,733)
Net income	$100,749	$117,760	$192,268	$201,060

Per share:
Basic earnings	$0.32	$0.34	$0.60	$0.58
Diluted earnings	$0.32	$0.34	$0.60	$0.57
Cash dividends declared	$0.09	$0.09	$0.18	$0.18

Number of shares used in calculation:
Basic	312,315	345,240	315,021	346,528
Effect of dilutive securities	1,565	2,759	1,946	2,710
Diluted	313,880	347,999	316,967	349,238

PulteGroup, Inc. Condensed Consolidated Balance Sheets ($000's omitted) (Unaudited)

	June 30, 2017	December 31, 2016

ASSETS

Cash and equivalents	$208,203	$698,882
Restricted cash	31,652	24,366
Total cash, cash equivalents, and restricted cash	239,855	723,248
House and land inventory	7,090,164	6,770,655
Land held for sale	104,652	31,728
Residential mortgage loans available-for-sale	364,939	539,496
Investments in unconsolidated entities	59,617	51,447
Other assets	818,972	857,426
Intangible assets	147,892	154,792
Deferred tax assets, net	986,787	1,049,408
	$9,812,878	$10,178,200

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Accounts payable	$407,691	$405,455
Customer deposits	290,890	187,891
Accrued and other liabilities	1,406,598	1,483,854
Financial Services debt	153,703	331,621
Senior notes	3,109,994	3,110,016
	5,368,876	5,518,837
Shareholders' equity	4,444,002	4,659,363
	$9,812,878	$10,178,200

PulteGroup, Inc. Consolidated Statements of Cash Flows ($000's omitted) (Unaudited)

	Six Months Ended
	June 30,
	2017	2016
Cash flows from operating activities:
Net income	$192,268	$201,060
Adjustments to reconcile net income to net cash from operating activities:
Deferred income tax expense	80,841	117,783
Land-related charges	129,108	10,522
Depreciation and amortization	26,023	26,705
Share-based compensation expense	20,871	16,906
Other, net	(1,536)	(732)
Increase (decrease) in cash due to:
Inventories	(486,393)	(810,417)
Residential mortgage loans available-for-sale	172,943	78,460
Other assets	15,309	(15,506)
Accounts payable, accrued and other liabilities	26,892	55,113
Net cash provided by (used in) operating activities	176,326	(320,106)
Cash flows from investing activities:
Capital expenditures	(16,892)	(21,044)
Investment in unconsolidated subsidiaries	(17,832)	(13,769)
Cash used for business acquisition	—	(430,025)
Other investing activities, net	3,143	5,473
Net cash used in investing activities	(31,581)	(459,365)
Cash flows from financing activities:
Proceeds from debt issuance	—	986,084
Repayments of debt	(2,153)	(484,974)
Borrowings under revolving credit facility	110,000	358,000
Repayments under revolving credit facility	(110,000)	(358,000)
Financial Services borrowings (repayments)	(177,918)	(78,320)
Stock option exercises	15,966	742
Share repurchases	(405,819)	(100,806)
Dividends paid	(58,214)	(63,019)
Net cash provided by (used in) financing activities	(628,138)	259,707
Net increase (decrease)	(483,393)	(519,764)
Cash, cash equivalents, and restricted cash at beginning of period	723,248	775,435
Cash, cash equivalents, and restricted cash at end of period	$239,855	$255,671

Supplemental Cash Flow Information:
Interest paid (capitalized), net	$(2,359)	$(14,671)
Income taxes paid (refunded), net	$(10,980)	$(5,457)

PulteGroup, Inc. Segment Data ($000's omitted) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
HOMEBUILDING:
Home sale revenues	$1,965,641	$1,751,882	$3,551,063	$3,146,125
Land sale revenues	7,930	4,950	9,570	7,437
Total Homebuilding revenues	1,973,571	1,756,832	3,560,633	3,153,562

Home sale cost of revenues	(1,549,937)	(1,310,569)	(2,767,615)	(2,348,597)
Land sale cost of revenues	(87,599)	(4,403)	(90,827)	(6,430)
Selling, general, and administrative expenses	(216,211)	(256,273)	(452,479)	(498,589)
Other expense, net	(16,225)	(13,041)	(20,350)	(18,967)
Income before income taxes	$103,599	$172,546	$229,362	$280,979

FINANCIAL SERVICES:
Income before income taxes	$18,948	$17,034	$32,451	$26,814

CONSOLIDATED:
Income before income taxes	$122,547	$189,580	$261,813	$307,793

PulteGroup, Inc. Segment Data, continued ($000's omitted) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Home sale revenues	$1,965,641	$1,751,882	$3,551,063	$3,146,125

Closings - units
Northeast	296	310	528	572
Southeast	949	1,025	1,785	1,851
Florida	910	767	1,742	1,512
Midwest	907	786	1,575	1,338
Texas	1,042	923	1,882	1,698
West	940	961	1,757	1,746
	5,044	4,772	9,269	8,717
Average selling price	$390	$367	$383	$361

Net new orders - units
Northeast	376	352	787	730
Southeast	1,193	1,016	2,270	2,068
Florida	1,090	1,011	2,130	1,934
Midwest	1,089	1,059	2,251	2,053
Texas	1,189	1,036	2,400	2,157
West	1,458	1,223	2,683	2,407
	6,395	5,697	12,521	11,349
Net new orders - dollars	$2,625,091	$2,142,024	$5,071,230	$4,255,995

Unit backlog
Northeast			646	602
Southeast			1,856	1,679
Florida			1,806	1,696
Midwest			1,983	1,804
Texas			1,930	1,804
West			2,453	2,094
			10,674	9,679
Dollars in backlog			$4,461,680	$3,749,299

PulteGroup, Inc. Segment Data, continued ($000's omitted) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
MORTGAGE ORIGINATIONS:
Origination volume	3,330	3,158	6,203	5,706
Origination principal	$969,691	$868,671	$1,776,043	$1,535,317
Capture rate	78.9%	80.6%	79.5%	80.8%

Supplemental Data ($000's omitted) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Interest in inventory, beginning of period	$203,828	$158,653	$186,097	$149,498
Interest capitalized	44,949	38,231	89,872	73,515
Interest expensed	(35,927)	(29,396)	(63,119)	(55,525)
Interest in inventory, end of period	$212,850	$167,488	$212,850	$167,488

PulteGroup, Inc.
Reconciliation of Non-GAAP Financial Measures

This report contains information about our operating results reflecting certain adjustments, including adjustments to cost of revenues, selling general, and administrative expenses, income before income taxes, income tax expense, net income, diluted earnings per share, and operating margin. These measures are considered non-GAAP financial measures under the SEC's rules and should be considered in addition to, rather than as a substitute for, the comparable GAAP financial measures as measures of our profitability. We believe that reflecting these adjustments provides investors relevant and useful information for evaluating the comparability of financial information presented and comparing our profitability to other companies in the homebuilding industry. Although other companies in the homebuilding industry report similar information, the methods used may differ. We urge investors to understand the methods used by other companies in the homebuilding industry to calculate these measures and any adjustments thereto before comparing our measures to those of such other companies.
The following tables set forth a reconciliation of the non-GAAP financial measures to the GAAP financial measures that management believes to be most directly comparable ($000's omitted):

	Three Months Ended
	June 30, 2017

		Adjustments
			Warranty /	Income
	As Reported	Impairments	Insurance	Taxes	Adjusted
Revenues:
Homebuilding
Home sale revenues	$1,965,641	$—	$—	$—	$1,965,641
Land sale revenues	7,930				7,930
	1,973,571				1,973,571
Financial Services	47,275				47,275
Total revenues	2,020,846				2,020,846

Homebuilding Cost of Revenues:
Home sale cost of revenues	(1,549,937)	31,487	12,106		(1,506,344)
Land sale cost of revenues	(87,599)	81,006			(6,593)
	(1,637,536)	112,493	12,106		(1,512,937)

Financial Services expenses	(28,478)				(28,478)
Selling, general, and administrative expenses (SG&A)	(216,211)		(19,813)		(236,024)
Other expense, net	(16,074)	8,017			(8,057)
Income before income taxes	122,547	120,510	(7,707)	—	235,350
Income tax expense	(21,798)	(44,589)	2,852	(23,808)	(87,343)
Net income	$100,749	$75,921	$(4,855)	$(23,808)	$148,007

Earnings per share (diluted)	$0.32				$0.47

Home sale gross margin	21.1%				23.4%
SG&A as a percentage of sales	11.0%				12.0%
Operating margin	10.1%				11.4%

Effective income tax rate	17.8%				37.1%

	Three Months Ended
	June 30, 2016

	As Reported	Adjustments*	Adjusted
Revenues:
Homebuilding
Home sale revenues	$1,751,882	$—	$1,751,882
Land sale revenues	4,950		4,950
	1,756,832		1,756,832
Financial Services	43,082		43,082
Total revenues	1,799,914		1,799,914

Homebuilding Cost of Revenues:
Home sale cost of revenues	(1,310,569)		(1,310,569)
Land sale cost of revenues	(4,403)		(4,403)
	(1,314,972)	—	(1,314,972)

Financial Services expenses	(26,180)		(26,180)
Selling, general, and administrative expenses (SG&A)	(256,273)		(256,273)
Other expense, net	(12,909)	14,724	1,815
Income before income taxes	189,580	14,724	204,304
Income tax expense	(71,820)	(5,595)	(77,415)
Net income	$117,760	$9,129	$126,889

Earnings per share (diluted)	$0.34		$0.37

Home sale gross margin	25.2%		25.2%
SG&A as a percentage of sales	14.6%		14.6%
Operating margin	10.6%		10.6%

Effective income tax rate	37.9%		37.9%

* Includes charges associated with the termination of certain pending land transactions and recognition of final costs associated with our corporate office relocation.